Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-194018, effective February 19, 2014); of our report dated February 28, 2014 which appears in the Annual Report on Form 10-K of RCS Capital Corporation for the year ended December 31, 2013.

WeiserMazars LLP

New York, New York

February 28, 2014